Exhibit 99.1

Coffee Holding Co., Inc. Announces Share Repurchase Program

STATEN ISLAND, New York – October 7, 2026. Coffee Holding Co., Inc. (NASDAQ: JVA) (the “Company”) today announced that the Company’s Board of Directors has approved a share repurchase program pursuant to which the Company may repurchase up to $2.5 million in value of its outstanding common stock, par value, $0.001 per share, from time to time on the open market and in privately negotiated transactions subject to market conditions, share price and other factors (the “Share Repurchase Program”). The Company intends to fund the Share Repurchase Program with available cash and from future cash flow from operations.

The timing and amount of any shares repurchased will be determined based on the Company’s evaluation of market conditions and other factors and the program may be discontinued or suspended at any time. Repurchases will be made in accordance with the rules and regulations promulgated by the Securities and Exchange Commission and certain other legal requirements to which the Company may be subject. Repurchases may be made, in part, under a Rule 10b5-1 plan, which allows stock repurchases when the Company might otherwise be precluded from doing so.

“As a company, we believe that our current stock price does not truly account for the positive underlying fundamentals that currently exist at this time” said Andrew Gordon President and CEO of Coffee Holding Company.

“Our balance sheet remains strong, and our results have greatly improved over the last several quarters as we have focused on improving gross margins and eliminating redundancies within our operations.

We have historically looked for opportunities to create stockholder value, including previous payments of cash dividends, and intend to do so in the future for our loyal stockholders” concluded Andrew Gordon President and CEO of Coffee Holding Company.

About Coffee Holding

Founded in 1971, Coffee Holding Co., Inc. (NASDAQ: JVA) is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding’s product offerings consist of eight proprietary brands, each targeting a different segment of the consumer coffee market as well as roasting and blending coffees for major wholesalers and retailers throughout the United States who want to have products under their own names to compete with national brands. In addition to selling roasted coffee, Coffee Holding also imports green coffee beans from around the world, which it resells to smaller regional roasters and coffee shops around the United States and Canada.

Forward looking statements

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s outlook on the impact of the Share Repurchase Program. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, hedging activities, the effect of economic conditions (including tariffs), intellectual property rights, the outcome of competitive products, the results of financing efforts, the ability to complete transactions and other risks and uncertainties described in the “Risk Factors” section of documents filed by the Company from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

Company Contact

Coffee Holding Co., Inc.

Andrew Gordon

President & CEO

(718) 832-0800